UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2008

Action Products International, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-13118	59-2095427
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1101 N. Keller Road, Suite E

Orlando, Florida 32810

(Address of principal executive office, including zip code)

(407) 481-8007

(Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

In November 2006, a final judgment, in the amount of $5.1 million, bearing interest at 9% annually, was entered in favor of Action Products International, Inc. in the Circuit Court for Alachua County, Florida, in a civil lawsuit against defendants Kid Galaxy, Inc. and its parent company Lung Cheong International Holdings Ltd., and Timothy L. Young. The Court has received $6.1 million in escrow from defendants. The defendants appealed the Court’s ruling.

On November 30, 2007, the First District State Court of Appeal filed its decision affirming the judgment and in January 2008 the First District Court of Appeal denied the petition to issue an opinion. On February 11, 2008, the Company announced it has filed a joint motion requesting the Circuit Court to release the funds deposited in escrow. The company expects to receive approximately $5.66M in gross proceeds. A copy of the press release is annexed as Exhibit 99.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired: None

(b) Pro Forma Financial Information: None

(c) Exhibits:

Exhibit No.	Description
99.1	Press Release: Action petitions court to release $5.1M award dated February 11, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ACTION PRODUCTS INTERNATIONAL, INC.

By:	/s/ RONALD S. KAPLAN
Ronald S. Kaplan
Chief Executive Officer
Date: February 11, 2008

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